Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                               Nine Months
                                                                  Ended
                                                            September 30, 1998
                                                          ----------------------
                                                          (Dollars in thousands)
EARNINGS
   Income from Continuing Operations before
     income taxes                                         $       333,375
      Add (Deduct):
        Minority Share of Cellular Losses                            (348)
        Earnings on Equity Method                                 (31,410)
        Distributions from Minority Subsidiaries                   16,320
                                                          ---------------
                                                          $       317,937

      Add fixed charges:
        Consolidated interest expense                              26,786
        Deferred debt expense                                       3,050
        Interest Portion (1/3) of Consolidated
          Rent Expense                                              4,293
                                                          ---------------
                                                          $       352,066
                                                          ===============
FIXED CHARGES
   Consolidated interest expense                                   26,786
   Deferred debt expense                                            3,050
   Interest Portion (1/3) of Consolidated
      Rent Expense                                                  4,293
                                                          ---------------
                                                          $        34,129
                                                          ===============

RATIO OF EARNINGS TO FIXED CHARGES                                  10.32
                                                          ===============

   Tax-Effected Preferred Dividends                       $            59
   Fixed Charges                                                   34,129
                                                          ---------------
      Fixed Charges and Preferred Dividends               $        34,188

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS                                          10.30
                                                          ===============